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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004 (June 24, 2004)

CORNELL COMPANIES, INC.
Exact Name of Registrant as Specified in its Charter

Delaware State of Incorporation or Organization	1-14472 Commission File Number	76-0433642 I.R.S. Employer Identification No.
1700 West Loop South, Suite 1500 Houston, Texas Address of Principal Executive Offices		77027 (Zip Code)
(713) 623-0790 Registrant's telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

        On June 24, 2004, Cornell Companies, Inc., a Delaware corporation, (the "Company"), pursuant to a Purchase Agreement dated as of June 17, 2004 (the "Purchase Agreement") among the Company, the guarantors named therein and the initial purchasers named in Schedule 1 thereto (collectively, the "Initial Purchasers"), sold $112.0 million aggregate principal amount of its 10 3/4% Senior Notes due 2012 (the "Notes") to the Initial Purchasers (the "Offering"). The Company issued the Notes pursuant to an indenture dated as of June 24, 2004 between the Company, the guarantors named therein and JPMorgan Chase Bank, as trustee (the "Indenture"). The Initial Purchasers will resell the Notes in private transactions in conformance with Rule 144A or Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The net proceeds from the Offering will be approximately $106 million after deducting Initial Purchasers' discount and commission and the estimated expenses of the Offering. The Company expects to refinance all of its obligations under its synthetic lease and repay all of its borrowings under its existing revolving credit facility. The Company intends to use the remaining net proceeds for general corporate purposes, which may include acquisitions.

        On June 24, 2004, in connection with the Offering, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to use its reasonable best efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement relating to an offer to exchange (the "Exchange Offer") the Notes for an issue of SEC-registered notes (the "Exchange Notes") that evidence the same indebtedness and have terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer). If the Exchange Offer is not completed on or before the date that is 180 days after June 24, 2004, the annual interest rate borne by the Notes will increase as set forth in the Registration Rights Agreement.

        Simultaneously with the Offering, the Company entered into a senior secured revolving credit facility (the "New Facility") with a syndicate of lenders led by JPMorgan Chase Bank and such guarantors as may be named therein, to provide financing of up to $60 million. The New Facility replaces the Company's existing revolving credit facility.

        On June 24, 2004, the Company issued a press release announcing that it had completed the Offering and a press release announcing that it had entered into the New Facility.

        In connection with the completion of the Offering and the execution of the New Facility, the Company is filing certain exhibits as part of this Form 8-K.

Item 7 Financial Statements, Pro forma Financial Information and Exhibits

  (c)
  Exhibits

4.1	Indenture dated as of June 24, 2004 among Cornell Companies, Inc., the guarantors named therein and JPMorgan Chase Bank, as trustee.
4.2	Form of 10 3/4% Senior Notes due 2012 (Included in Exhibit 4.1).
10.1	Registration Rights Agreement dated as of June 24, 2004 among Cornell Companies, Inc., the guarantors named therein and the Initial Purchasers.
10.2
Credit Agreement dated as of June 24, 2004 among the Cornell Companies, Inc., as Borrower, such subsidiaries of the Borrower as named therein, JPMorgan Chase Bank, as Administrative Agent, and such other lenders as named therein. The copy so included does not include the schedules to the Agreement as listed in the Table of Contents thereto. The Registrant undertakes to furnish any such schedules to the Commission upon its request.

10.3
Negative Pledge Agreement dated as of June 24, 2004 among Cornell Companies, Inc., as Borrower, such subsidiaries of the Borrower as named therein, as Pledgor(s) and JPMorgan Chase Bank, as Administrative Agent for a syndicate of lenders.
10.4	Guarantee dated as of June 24, 2004 by the subsidiaries of Cornell Companies, Inc. named therein and accepted and agreed by JPMorgan Chase Bank, as Administrative Agent for a syndicate of lenders.
99.1	Press Release dated June 24, 2004.
99.2	Press Release dated June 24, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2004

CORNELL COMPANIES, INC.
By:	/s/ JOHN L. HENDRIX
Name:	John L. Hendrix
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture dated as of June 24, 2004 between Cornell Companies, Inc., the guarantors named therein and JPMorgan Chase Bank, as trustee.
4.2	Form of 10 3/4% Senior Notes due 2012. Included in Exhibit 4.1.
10.1	Registration Rights Agreement dated as of June 24, 2004 between Cornell Companies, Inc., the guarantors named therein and the Initial Purchasers.
10.2
Credit Agreement dated as of June 24, 2004 among Cornell Companies, Inc., as Borrower, such subsidiaries of Borrower as named therein, JPMorgan Chase Bank, as Administrative Agent, and such other lenders as named therein. The copy so included does not include the schedules to the Agreement as listed in the Table of Contents thereto. The Registrant undertakes to furnish any such schedules to the Commission upon its request.
10.3
Negative Pledge Agreement dated as of June 24, 2004 among Cornell Companies, Inc., as Borrower, such subsidiaries of Borrower as named therein, as Pledgor(s) and JPMorgan Chase Bank, as Administrative Agent for a syndicate of lenders.
10.4	Guarantee dated as of June 24, 2004 by such subsidiaries of Cornell Companies, Inc. named therein and accepted and agreed by JPMorgan Chase Bank, as Administrative Agent for a syndicate of lenders.
99.1	Press Release dated June 24, 2004.
99.2	Press Release dated June 24, 2004.

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SIGNATURE
Exhibit Index